Exhibit 10.6

PROMISSORY NOTE

Note Amount:                       $90,286,551.00

Maturity Date:                      May 9, 2008

THIS PROMISSORY NOTE (this “Note”), is made as of May 9, 2006 by the undersigned, jointly and severally, as maker, each of which is a Delaware limited liability company, having an address at c/o Mack-Cali Realty Corp., 11 Commerce Drive, Cranford, New Jersey 07016 (collectively, “Maker”) in favor of GRAMERCY WAREHOUSE FUNDING I LLC, a Delaware limited liability company, having an address at 420 Lexington Avenue, New York, New York 10170, and its successors or assigns, as payee (collectively, “Payee”).

R E C I T A L S:

A.            This Note evidences a loan (the “Loan”) made by Payee to Maker pursuant to that certain Loan Agreement of even date herewith (the “Loan Agreement”), by and among Maker, as borrower, and Payee, as lender, in the original principal amount of NINETY MILLION TWO HUNDRED EIGHTY-SIX THOUSAND FIVE HUNDRED FIFTY-ONE AND NO/100 DOLLARS ($90,286,551.00) (the “Loan Amount”) and secured by, inter alia, the Mortgages and the other Loan Documents;

B.            Maker and Payee intend these Recitals to be a material part of this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Maker does hereby covenant and promise to pay to the order of Payee, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), in immediately available funds, at 420 Lexington Avenue, New York, New York 10170, or at such other place as Payee may designate to Maker in writing from time to time, in legal tender of the United States of America, the Loan Amount and all other amounts due or becoming due hereunder, to the extent not previously paid in accordance herewith, together with all interest accrued thereon through the date the Loan is repaid in full, at the Interest Rate (as hereinafter defined) to be computed on the basis of the actual number of days elapsed in a 360 day year, on so much of the Loan Amount as is from time to time outstanding on the first day of the applicable Interest Accrual Period (as hereinafter defined).

SECTION 1.           DEFINITIONS

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Note shall include in the singular number the plural and in the plural number the singular. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

“Additional Taxes” shall have the meaning set forth in Section 2.1(d) hereof.

“Board” shall mean the Board of Governors of the Federal Reserve System, and any successor thereof.

“Capital Adequacy Rule” shall mean any law, rule or regulation regarding capital adequacy, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“First Interest Accrual Period” shall mean the period commencing on the Closing Date and ending on, but excluding, the Payment Date first occurring after the Closing Date.

“Interest Accrual Period” shall mean the period from the ninth (9th) day of each month through and including the eighth (8th) day of the following month, provided that, notwithstanding the foregoing, (a) Payee shall have the one (1) time right to change the Interest Accrual Period by giving notice of such change to Maker and (b) the first (1st) Interest Accrual Period shall be the First Interest Accrual Period.

“Interest Determination Date” shall mean (a) with respect to any Interest Accrual Period prior to the Interest Accrual Period that commences in the month during which the Secondary Market Transaction Closing Date occurs, two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which the applicable Interest Accrual Period commences; (b) with respect to the Interest Accrual Period that commences in the month in which the Secondary Market Transaction Closing Date occurs, the date that is two (2) LIBOR Business Days prior to the Secondary Market Transaction Closing Date and (c) with respect to each Interest Accrual Period thereafter, the date that is two (2) LIBOR Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Accrual Period commences, provided that (i) notwithstanding the foregoing, Payee shall have the one (1) time right to change the Interest Determination Date by giving notice of such change to Maker and (ii) with respect to the First Interest Accrual Period, the Interest Determination Date shall be two (2) LIBOR Business Days prior to the Closing Date.

“Interest Rate” shall mean the rate per annum (expressed as a percentage) equal to the LIBOR Rate plus the LIBOR Margin, or if Payee shall exercise its rights under Section 2.6, the interest rate specified therein.

“Interest Shortfall”  shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

“LIBOR Business Day” shall mean any day on which banks are open for dealing in foreign currency and exchange in London, England.

“LIBOR Margin” shall mean two and 75/100 percent (2.75%) per annum.

“LIBOR Rate” shall mean the rate per annum calculated as set forth below:

(a)           With respect to each Interest Accrual Period, the rate for deposits in Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) (or its successive service) Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in Dollars are offered by any four major reference banks in the London interbank market selected by Payee to provide quotation of such rates at approximately 11:00 a.m., London time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. Payee shall request the principal London office of any four major reference banks in the London interbank market selected by Payee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by Payee, at approximately 11:00 a.m., New York City time, on the Interest Determination Date with respect to such Interest Accrual Period for loans in Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. Payee shall determine the LIBOR Rate for each Interest Accrual Period and the determination of the LIBOR Rate by Payee shall be binding upon Maker absent manifest error.

(b)           In the event that Payee shall have determined in its reasonable discretion that none of the methods set forth in the definition of “LIBOR Rate” herein are available, then Payee shall forthwith give notice by telephone of such determination, confirmed in writing, to Maker at least one (1) day prior to the last day of the related Interest Accrual Period. If such notice is given, the LIBOR Rate, commencing with such related Interest Accrual Period, shall be the LIBOR Rate in effect for the most recent Interest Accrual Period.

“Maturity Date” shall have the meaning set forth in Section 2.1(a) hereof.

“Parent” shall mean, with respect to Payee, any Person controlling Payee.

“Payment” shall have the meaning set forth in Section 2.2(a) hereof.

“Payment Date” shall mean the ninth (9th) day of each month, or if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the foregoing, Payee shall have the one (1) time right to change the Payment Date by giving notice of such change to Maker.

“Secondary Market Transaction Closing Date” shall mean the date upon which a Secondary Market Transaction closes.

SECTION 2            PAYMENTS AND LOAN TERMS

Section 2.1             Interest Payments.

(a)           Payments under this Note, calculated in accordance with the terms hereof, shall be due and payable as follows:

(i)            interest only at the Interest Rate for the First Interest Accrual Period shall be due and payable on June 9, 2006;

(ii)           interest only at the Interest Rate in effect for the Interest Accrual Period immediately preceding each Payment Date shall be due and payable on the Payment Date in June, 2006 (as provided in clause (i) above) and on each subsequent Payment Date through and including the month preceding the month during which occurs the Maturity Date, as such Maturity Date may be extended from time to time pursuant to Section 2.1(e) hereof; and

(iii)          the entire outstanding Principal Amount, together with all accrued and unpaid interest and any other charges and sums due hereon and on the other Loan Documents (including, without limitation, the Exit Fee) shall be due and payable on  May 9, 2008 (the “Maturity Date”), as such Maturity Date may be extended from time to time pursuant to Section 2.1(e) hereof.

(b)           Payments shall be paid by Maker, without setoff or counterclaim, by wire transfer to Payee at 420 Lexington Avenue, New York, New York 10170, or to such other location or account as Payee may specify to Maker from time to time, in Federal or other immediately available funds in lawful money of the United States of America, not later than 2:00 p.m., New York City time, on each Payment Date, subject to the provisions of Section 5.05 of the Loan Agreement and Section 3(b) of the Deposit Account Agreement, pursuant to which funds on deposit in the Debt Service Payment Sub-Account are to be transferred to Lender to be applied towards the Required Debt Service Payment. If any payment hereunder or under any of the other Loan Documents becomes due and payable on a day other than a Business Day, such payment shall not be payable until the next succeeding Business Day; provided, however, if such next succeeding Business Day falls within the next calendar month, such payment shall be due and payable on the immediately preceding Business Day. If the date for any payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension. Nothing contained in this Note, the Loan Agreement or the Deposit Account Agreement is intended to, nor shall the same be construed to, relieve the Borrower of its obligation to make timely and fully the payments required to be made hereunder if the funds on deposit in the Debt Service Payment Sub-Account, the Liquidity Reserve Escrow Account or any other account are insufficient to pay the Required Debt Service Payment.

(c)           Payee shall determine the LIBOR Rate as in effect from time to time on each Interest Determination Date, and each such determination of the LIBOR Rate shall be conclusive and binding absent manifest error.

(d)           Payments made by Maker under this Note shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Additional Taxes”). If any Additional Taxes are required to be withheld from any amounts payable to Payee hereunder or under any of the other Loan Documents, the amounts so payable to Payee shall be increased to the extent necessary to yield to Payee (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note. If Payee is an entity organized under a foreign (non-U.S.) jurisdiction and is entitled to an exemption from or reduction of Additional Taxes under the law of the Governmental Authority imposing the tax or any treaty to which the jurisdiction is a party, with respect to payments under this Note or under any of the other Loan Documents, Payee shall deliver to Maker, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Maker as will permit such payments to be made without withholding or at a reduced rate.

(e)           Notwithstanding anything contained herein or in any other Loan Document, Maker shall have three (3) consecutive options to extend the term of the Loan from the original Maturity Date, each of said extension options for a period of one (1) year (each, an “Extension Option”, and the term extended pursuant thereto, an “Extension Term”); provided that, with respect to the exercise of each Extension Option (i) Payee has received written notice not more than one hundred twenty (120) days but not less than twenty (20) days prior to the Maturity Date that Maker desires to extend the Maturity Date (the “Maturity Date Notice”), (ii) no Default or Event of Default has occurred and is continuing on either the date of the Maturity Date Notice or the date the applicable Extension Term would commence and (iii) Maker has delivered to Payee, as a condition precedent to the commencement of an Extension Term, proof, satisfactory to Payee in all respects, that (A) with respect to the exercise of the second Extension Option and the third Extension Option, the Debt Service Coverage Ratio as of the Payment Date which is immediately prior to the then effective Maturity Date (i.e., without giving effect to such Extension) is 1.10 to 1.00 or greater; and (B) with respect to each Extension Option, either the existing Rate Cap Agreement has been extended for a period of not less than one (1) year or a replacement Rate Cap Agreement has been obtained in form and substance substantially similar to the Rate Cap Agreement delivered on the Closing Date, and issued by a cap provider having a long-term unsecured debt  rating of “A” (or its equivalent) by each Rating Agency, with a LIBOR Rate strike price of seven percent (7%) per annum and a term of not less than one (1) year (and if Payee is not the named beneficiary thereunder, the same has been pledged to Payee). Provided that all of the foregoing conditions have been satisfied, as determined by Payee in its reasonable discretion, following the giving of the Maturity Date Notice, the term “Maturity Date” when used herein and in the other Loan Documents shall mean (unless otherwise expressly provided to the contrary) the date to which the Maturity Date has been extended as if such date were the original Maturity Date set forth herein. Simultaneously with the delivery of the Maturity Date Notice with respect to each of the second Extension Option and the third Extension Option, Maker shall pay to Payee an extension fee in the amount of twenty-five one hundredths percent (0.25%) of the outstanding principal balance of the Loan (as determined by Payee). In the event the conditions set forth in clause (iii) of this subsection (e) have not been satisfied, the applicable exercise of such Extension Option shall be of no further force or effect, and any extension fee previously paid to Payee in connection with the subject extension request only, and not in connection with any previously consented to extensions, less any reasonable out-of-pocket costs actually incurred by Payee in connection with its review of Maker’s request for an extension of the Maturity Date, shall be credited towards the outstanding principal balance of the Loan at Maturity. All such costs and expenses incurred by Payee (including legal fees) in connection with each request for, and, if applicable, each extension of the Maturity Date, including without limitation, reasonable attorneys’ fees incurred by Payee and any sums incurred in connection with the extension or replacement of the Rate Cap Agreement (and, if applicable, the pledging of same to Payee) shall be at the sole cost and expense of Maker and shall be paid by Maker promptly after demand by Payee.

Section 2.2             Application of Payments.

(a)           Each and every payment (a “Payment”) made by Maker to Payee in accordance with the terms of this Note and/or the terms of any one or more of the other Loan Documents and all other proceeds received by Payee with respect to the Debt, shall be applied as follows:

(1)           Payments other than Unscheduled Payments shall be applied (i) first, to all interest (other than Default Rate Interest) which shall be due and payable with respect to the Loan Amount pursuant to the terms hereof as of the date the Payment is received, (ii) second, to all Late Charges, Default Rate Interest or other premiums and other sums payable hereunder or under the other Loan Documents (other than those sums included in clause (i) of this Section 2.2(a)(1)) in such order and priority as determined by Payee in its sole discretion and (iii) on the Maturity Date, to the Loan Amount until the Loan Amount has been paid in full.
(2)           Unscheduled Payments shall be applied at the end of the Interest Accrual Period in which such Unscheduled Payments are received as a principal prepayment of the Loan Amount to reduce the Loan Amount.

(b)           To the extent that Maker makes a Payment or Payee receives any Payment or proceeds for Maker’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Payee.

Section 2.3             Prepayments.

The Debt may not be prepaid, in whole or in part, except (a) as set forth in Article XV of the Loan Agreement or (b) in connection with the application of Insurance Proceeds or Condemnation Proceeds pursuant to the Loan Agreement.

Section 2.4             Indemnity.

Maker agrees to indemnify Payee and to hold it harmless from any out-of-pocket cost or expense which Payee may sustain or incur, if any, as a consequence of (a) Maker making a payment or prepayment of principal on the Loan on a day which is not a Payment Date with respect thereto, (b) Maker failing to make any prepayment after Maker has given a notice of such prepayment or (c) any LIBOR Rate contract breakage costs or the payment of fees that are payable by Payee to lenders of funds obtained by it in order to maintain the Loan hereunder in either case incurred by Payee in connection with any acceleration of the maturity of the Loan by Payee in accordance with the terms of this Note and the other Loan Documents

Section 2.5             Increased Cost and Reduced Return.

(a)           If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, or any such Governmental Authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board (but excluding with respect to any such requirement reflected in the then effective LIBOR Rate)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Payee or shall impose on Payee or on the London interbank market any other condition affecting any loan bearing interest based upon the LIBOR Rate, and the result of any of the foregoing is to increase the cost to Payee of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate), or to reduce the amount of any sum received or receivable by Payee under this Note with respect thereto, by an amount deemed by Payee to be material, then, within ten (10) Business Days after demand by Payee, Maker shall pay to Payee such additional amount or amounts as will compensate Payee for such increased cost or reduction.

(b)           If Payee shall have determined that, after the date hereof, the adoption of any Capital Adequacy Rule has or would have the effect of reducing the rate of return on capital of Payee (or its Parent) as a consequence of Payee’s obligations hereunder to a level below that which Payee (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Payee to be material, then from time to time, within fifteen (15) Business Days after demand by Payee, Maker shall pay to Payee such additional amount or amounts as will compensate Payee (or its Parent) for such reduction.

(c)           Payee will promptly notify Maker of any event of which it has knowledge, occurring after the date hereof, which will entitle Payee to compensation pursuant to this Section 2.5. A certificate of Payee claiming compensation under either Sections 2.5(a) or 2.5(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that any certificate delivered by Payee pursuant to this Section 2.5(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.5(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.5(b), (A)

set forth at least the same amount of detail in respect of the calculation of such amount as Payee provides in similar circumstances to other similarly situated borrowers from Payee, and (B) include a statement by Payee that it has allocated to the Loan a proportionately equal amount of any reduction of the rate of return on Payee’s capital due to a Capital Adequacy Rule as it has allocated to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule.

Section 2.6             Deposits Unavailable.

In the event, and on each occasion, that (a) Payee shall have determined that Dollar deposits in the principal amounts of the Loan are not generally available to Payee in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Payee determines that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Payee of maintaining the Loan at the Interest Rate (based upon the LIBOR Rate) during such month, Payee shall, as soon as practicable thereafter, give written notice of such determination (the “Determination Notice”) to Maker. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, Lender’s obligation to maintain interest based on the LIBOR Rate shall be suspended and the rate at which interest shall thereafter accrue on the Loan shall be equal to the sum of (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board forty-five (45) days prior to each Interest Determination Date (the “Alternate Index”) plus (ii) the Alternate Margin (as defined below. The “Alternate Margin” shall be equal to the remainder (but not less than zero) of (1) the interest rate applicable to the Interest Accrual Period that precedes the date of the Determination Notice minus (2) the Alternate Index determined as of the date of the Determination Notice. In any such event, Maker may elect, by revocable notice to Payee within ten (10) Business Days after receipt of such notice from Payee to prepay the Loan, without payment of the Yield Maintenance Premium, but together with the Exit Fee, which prepayment must occur within thirty (30) days after delivery of such notice to Payee, unless such notice is revoked by Maker prior to such thirtieth (30th) day.

Section 2.7             Illegality.

If, on or after the date of this Note, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Payee with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Payee to maintain the Loan at the Interest Rate (based upon the LIBOR Rate), Payee shall forthwith give notice thereof to Maker. If Payee shall determine that it may not lawfully continue to maintain the Loan at the Interest Rate (based upon the LIBOR Rate) to maturity and shall so specify in such notice, the Loan shall bear interest at the interest rate applicable to the immediately preceding Interest Accrual Period. In any such event, Maker may elect, by revocable notice to Payee within thirty (30) days after receipt of such notice from Payee to prepay the Loan, without payment of the Yield Maintenance Premium, but together with the Exit Fee, which prepayment must occur within sixty (60) days after delivery of such notice to Payee, unless such notice is revoked by Maker prior to such sixtieth (60th ) day.

SECTION 3            DEFAULTS

Section 3.1             Events of Default.

This Note is secured by, among other things, the Mortgages which, together with the Loan Agreement, specify various Events of Default, upon the happening of which all or portions of the sums owing under this Note may be declared immediately due and payable as more specifically provided therein. Each Event of Default under any of the Mortgages, the Loan Agreement or any one or more of the other Loan Documents shall be an Event of Default hereunder.

Section 3.2             Remedies.

If an Event of Default shall occur hereunder or under any other Loan Document, interest on the Principal Amount and, to the extent permitted by applicable law, all accrued but unpaid interest on the Principal Amount shall, commencing on the date of the occurrence of such Event of Default, at the option of Payee, immediately and without notice to Maker, accrue interest at the Default Rate until such Event of Default is cured or if not cured or such cure is not accepted by Payee, until the repayment of the Debt. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Loan Agreement, any of the Mortgages, or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate.

SECTION 4            EXCULPATION

Section 4.1             Exculpation.

Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the obligations of Maker hereunder shall be non-recourse except with respect to the Property (as defined in the Mortgages) and as otherwise provided in Section 18.32 of the Loan Agreement, the terms of which are incorporated herein.

SECTION 5            MISCELLANEOUS

Section 5.1             Further Assurances.

Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall (i) result in a material economic change in the transaction (ii) change the Maturity Date or the interest rate, except in connection with a bifurcation of the Loan which may result in varying interest rates, but which shall have at all times the same weighted average coupon of the original Loan, (iii) modify or amend any other material economic terms of the Loan, or (iv) increase Maker’s obligations and liabilities or Payee’s rights or decrease Maker’s rights under the Loan Documents.

Section 5.2             Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver (a “Modification”) of any provision of this Note, the Loan Agreement, the Mortgages or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification.

Section 5.3             Costs of Collection.

Maker agrees to pay all costs and expenses of collection reasonably incurred by Payee, in addition to principal, interest and Late Charges (including, without limitation, reasonable attorneys’ fees and disbursements) and including all costs and expenses reasonably incurred in connection with the pursuit by Payee of any of its rights or remedies referred to in Section 3 hereof or its rights or remedies referred to in any of the Loan Documents or the protection of or realization of collateral or in connection with any of Payee’s collection efforts, whether or not suit on this Note, on any of the other Loan Documents or any foreclosure proceeding is filed, and all such reasonable costs and expenses shall be payable on demand, together with interest at the Default Rate thereon, and also shall be secured by the Mortgage and all other collateral at any time held by Payee as security for Maker’s obligations to Payee.

Section 5.4             Maximum Amount.

(a)           It is the intention of Maker and Payee to conform strictly to the usury and similar laws relating to interest and the collection of other charges from time to time in force, and all agreements between Maker and Payee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Payee as interest or other charges hereunder or under the other Loan Documents or in any other security agreement given to secure the Debt, or in any other document evidencing, securing or pertaining to the Debt, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Amount, then ipso facto, the obligation to be fulfilled shall be reduced to the

Maximum Amount. For the purposes of calculating the actual amount of interest or other charges paid and/or payable hereunder, in respect of laws pertaining to usury or such other laws, all charges and other sums paid or agreed to be paid hereunder to the holder hereof for the use, forbearance or detention of the Debt, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of all of the Debt, so that the actual rate of interest on account of the Debt is uniform through the term hereof. The terms and provisions of this Section 5.4 shall control and supersede every other provision of all agreements between Maker or any endorser and Payee.

(b)           If under any circumstances Payee shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the Loan Amount owing hereunder and any other obligation of Maker in favor of Payee, and shall be so applied in accordance with Section 2.2(a)(2) hereof as an Unscheduled Payment, or if such excessive interest exceeds the unpaid balance of the Loan Amount and any other obligation of Maker in favor of Payee, the excess shall be deemed to have been a payment made by mistake and shall be promptly refunded to Maker.

Section 5.5             Waivers.

Maker hereby expressly and unconditionally waives presentment, demand, protest, notice of protest or notice of any kind, including, without limitation, any notice of intention to accelerate and notice of acceleration, except as expressly provided herein, and in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Payee on this Note and cannot be maintained in a separate action) and (c) have the same consolidated with any other or separate suit, action or proceeding.

Section 5.6             Governing Law.

This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

Section 5.7             Headings.

The Section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.8             Assignment.

Payee shall have the right to transfer, sell and assign this Note, the Loan Agreement, the Mortgages and/or any of the other Loan Documents or any interest therein, and the obligations hereunder, to any Person. All references to “Payee” hereunder shall be deemed to include the assigns of the Payee.

Section 5.9             Severability.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Section 5.10           Joint and Several.

If Maker consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, this Note has been duly executed by the Maker the day and year first written above.

ONE GRANDE SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer

1280 WALL SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer

10 SYLVAN SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer

5 INDEPENDENCE SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

1 INDEPENDENCE SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer

3 BECKER SPE LLC,
a Delaware limited liability company

By:/s/ Mitchell E. Hersh

Name: Mitchell E. Hersh

Title: Chief Executive Officer